UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	45-3090102
(State of incorporation)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000
Houston, TX	12110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Sanchez Energy Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 29, 2015 (including the exhibits thereto, the “Form 8-A”), as amended by Amendment No. 1 to the Registration on Form 8-A filed by the Company with the SEC on March 3, 2017. Capitalized terms used without definition herein shall have the meaning set forth in the Rights Agreement, dated July 28, 2015 (as amended, the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

Amendment to Rights Agreement

On July 27, 2018, the Company and the Rights Agent entered into Amendment No. 2 to the Rights Agreement (the “Second Amendment”). The Second Amendment extends the “Final Expiration Date” of the Rights pursuant to the Rights Agreement from July 27, 2018 to July 26, 2021.

Miscellaneous

The Rights Agreement and the Second Amendment are filed as Exhibits 4.1 and 4.3, respectively, to this Amendment No. 2 to Form 8-A, and the Rights Agreement and Second Amendment are incorporated herein by reference. The above description of the material terms of the Second Amendment as it relates to the Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 2. Exhibits.

Exhibit No.	Description

4.1

Rights Agreement, dated as of June 29, 2015, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 29, 2015).

4.2

Amendment No. 1 to Rights Agreement, effective as of March 1, 2017, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 from the Company’s Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 3, 2017).

4.3*	Amendment No. 2 to Rights Agreement, dated as of July 27, 2018, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.

*Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: August 1, 2018	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer